UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LUMOS PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

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LUMOS PHARMA, INC.
4200 Marathon Boulevard #200
Austin, Texas 78756

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2021
Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of LUMOS PHARMA, INC., a Delaware corporation (the “Company”). The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/LUMO2021, on Wednesday, May 19, 2021 at 11:00 a.m., Central Time, for the following purposes:

1.    To elect the Board’s nominees for director, Chad A. Johnson and Lota S. Zoth, to serve until the 2024 Annual Meeting of Stockholders.

2.     To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice.

3.    To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

4.    To conduct any other business properly brought before the meeting.

    These items of business are more fully described in the proxy statement accompanying this notice.

You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the live webcast by entering your 16-digit control number found on the voting form provided. Voting at www.proxyvote.com will ensure your representation at the Annual Meeting regardless of whether you participate in our live webcast.

    The record date for the Annual Meeting is March 22, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the Annual Meeting via live webcast. Under Delaware law, attendance at the annual meeting via live webcast is deemed “present in person.” Whether or not you expect to attend the Annual Meeting in person via live webcast, please vote your shares as promptly as possible to ensure your representation at the Annual Meeting.

Pursuant to the internet proxy rules promulgated by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials for certain stockholders over the internet. Stockholders of record at the close of business on March 22, 2021 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about April 9, 2021.

By Order of the Board of Directors
/s/ Carl W. Langren

Carl W. Langren
Chief Financial Officer

Austin, Texas
April 6, 2021

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2021:
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. Even if you have voted by proxy, you may still vote in person if you attend the meeting via live webcast. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your vote is important.
You may vote by proxy by completing and mailing the proxy card mailed to you. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions for a particular proposal or nominee, those shares will be voted as recommended by our Board of Directors with respect to such proposal or nominee.
You may also vote by proxy via the Internet by going to the website www.proxyvote.com, and following the instructions provided there, or by telephone, by calling the following number: 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number found on the proxy card. Your proxy card, Internet or telephone vote must be received by 11:59 p.m., Eastern Time, on May 18, 2021, to be counted.

If your shares are held by a broker, bank, or other agent, you are considered the beneficial owner of those shares, and your shares are held in “street name.” If you hold your shares in “street name” you will receive instructions from your broker, bank or other agent describing how to vote your shares. If you hold shares in “street name” and do not receive instructions on how to vote your shares, you should contact your broker, bank or other agent promptly and request this information.

Even if you have voted by proxy via one of the procedures listed above, you may still vote in person if you attend the Annual Meeting via live webcast. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

LUMOS PHARMA, INC.

LUMOS PHARMA, INC.
4200 Marathon Boulevard #200
Austin, Texas 78756

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2021
Lumos Pharma, Inc., sometimes referred to as the Company, Lumos, we, us or our, is furnishing this proxy statement, or Proxy Statement, to holders of our common stock. Proxies are being solicited on behalf of the Board of Directors of Lumos, which we refer to as our Board, to be used at Lumos’ 2021 Annual Meeting of Stockholders, or Annual Meeting, to be held via live webcast at www.virtualshareholdermeeting.com/LUMO2021 on May 19, 2021 at 11:00 a.m., Central Time. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the live webcast by entering your 16-digit control number found on the voting form provided. Proxies also may be voted at any adjournments or postponements of the Annual Meeting.
Our principal executive offices are located at 4200 Marathon Boulevard #200, Austin, Texas 78756.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
    Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, because our Board of Directors, which we refer to as our Board, of Lumos Pharma, Inc., or the Company, is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the proxy materials are contained in the Notice.
We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about April 9, 2021.

Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 23, 2021.
How do I attend the Annual Meeting?
    The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/LUMO2021 on Wednesday, May 19, 2021 at 11:00 a.m., Central Time. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the live webcast by entering your 16-digit control number found on the Notice. Information on how to vote at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
    Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 8,332,193 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
    If on March 22, 2021 your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or to fill out and return a proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
    If on March 22, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account in accordance with the instructions you have received from your brokerage firm, bank, dealer or other similar organization. You are also invited to attend the meeting via live webcast. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
1.Election of the Board of Directors’ nominees for director, Chad A. Johnson and Lota S. Zoth, to serve until the 2024 Annual Meeting of Stockholders;
2.Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and
3.Ratification of the selection, by the Audit Committee of our Board, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?
    We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
    With respect to Proposal No. 1 (Election of Directors), you may either vote “For” all the nominees to our Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
    If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote at the Annual Meeting, visit the following website: www.virtualshareholdermeeting.com/LUMO2021. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the live webcast by entering your 16-digit control number found on the voting form provided.
•To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 18, 2021 to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 18, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
    If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting via live webcast, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
    On each matter to be voted upon, you have one vote for each share of common stock you own as of March 22, 2021. Common stock is the only class of voting securities currently outstanding and entitled to vote.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote (1) by completing and returning your proxy card, (2) by telephone, (3) through the internet or (4) in person at the Annual Meeting via live webcast, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
    If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. These rules apply to brokers holding our shares even though our common stock is traded on the NASDAQ Global Market. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 (Election of Directors), or 2 (Advisory Vote on Compensation of Our Named Executive Officers), but may vote your shares on Proposal No. 3 (Ratification of Selection of KPMG LLP as Our Independent Registered Public Accounting Firm) even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
    If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the advisory approval of executive compensation, and “For” ratification of the selection, by the Audit Committee of our Board, of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
    We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
    If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
    Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date;
•You may grant a subsequent proxy by telephone or through the internet;
•You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 4200 Marathon Boulevard #200, Austin, TX 78756; or
•You may attend the Annual Meeting and vote in person via live webcast (simply attending the meeting will not, by itself, revoke your proxy).

    Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
    If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
    To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and received by December 6, 2021 to Corporate Secretary, Lumos Pharma, Inc., 4200 Marathon Boulevard #200, Austin, TX 78756. If you wish to submit a director nomination or a proposal at next year’s annual meeting that is not to be included in next year’s proxy materials, you must do so by no later than the close of business on February 18, 2022, nor earlier than the close of business on January 19, 2022, and you must comply with the requirements of Section 5(b) in our Bylaws, including submitting written notice to our Corporate Secretary as set forth above. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after May 19, 2022, then we must receive your notice no earlier than the close of business on the one hundred twentieth (120th) day prior to such meeting and no later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual Meeting?
    If you are a stockholder of record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.
    If you are a beneficial owner as noted above you generally cannot vote your shares directly and must instead instruct your broker, trustee, bank or nominee how to vote your shares using the voting instructions form provided by that intermediary. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or nominee depends on the type of item being considered.
•Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Proposal No. 3 (Ratification of Selection of KPMG LLP as Our Independent Registered Public Accounting Firm) are non-discretionary items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items.

•Discretionary Items. Even if you do not provide voting instructions, your broker, bank or nominee may vote in its discretion on Proposal No. 3 (Ratification of Selection of KPMG LLP as Our Independent Registered Public Accounting Firm) because it is a discretionary item.

What items are being voted upon, how does the Board recommend that you vote, and what are the standards for determining whether an item has been approved?

Proposal Number	Proposal Description	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote
1	Election of Directors	FOR each director nominee	Nominees receiving the most “For” votes	No effect	None
2	Advisory Vote on Compensation of Our Named Executive Officers	FOR	“For” votes from a majority of the votes cast	Against	None
3	Ratification of Selection of KPMG LLP as Our Independent Registered Public Accounting Firm	FOR	“For” votes from a majority of the votes cast	Against	Not applicable

What is the quorum requirement?
    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present in person via live webcast or represented by proxy. On the Record Date, there were 8,332,193 shares outstanding and entitled to vote. Thus, the holders of 4,166,097 shares must be present at the meeting or represented by proxy at the meeting to have a quorum.
    Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person via live webcast at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
    Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Note Regarding Our Recent Merger
On March 18, 2020, the Company, formerly known as NewLink Genetics Corporation, merged Cyclone Merger Sub, Inc., its wholly-owned subsidiary, with what was then known as Lumos Pharma, Inc. and has since been renamed “Lumos Pharma Sub, Inc.” (“Private Lumos”), and changed our name from “NewLink Genetics Corporation” to “Lumos Pharma, Inc.” (the “Merger”). Unless otherwise indicated, references to the “Company,” “Lumos,” “we,” “us” or “our” refer to Lumos Pharma, Inc., formerly known as NewLink Genetics Corporation. References to “NewLink” refer to NewLink Genetics Corporation prior to the Merger.
Also on March 18, 2020, and prior to the effective time of the Merger (the “Effective Time”), the Company effected a 1-for-9 reverse stock split of its common stock (the “Reverse Stock Split”). Unless otherwise noted herein, all references to share amounts give effect to the Reverse Stock Split. Following the completion of the Merger, the business being conducted by the Company became primarily the business conducted by Private Lumos, which is a biopharmaceutical company focused on the identification, acquisition, in-license, development, and commercialization of novel products for the treatment of rare diseases. Our current pipeline is focused on the development of an orally administered small molecule, the growth hormone secretagogue ibutamoren, for rare endocrine disorders.

Immediately following the Reverse Stock Split and the completion of the Merger, there were 8,292,803 shares of the Company’s common stock outstanding. Under the terms of the Merger, Private Lumos stockholders received an aggregate of 4,146,398 shares of our common stock, at an exchange rate of (i) 0.1308319305 shares of common stock in exchange for each share of Private Lumos common stock outstanding immediately prior to the Merger, (ii) 0.0873621142 shares of our common stock in exchange for each share of Private Lumos Series A Preferred Stock outstanding immediately prior to the Merger, and (iii) 0.1996348626 shares of our common stock in exchange for each share of Private Lumos Series B Preferred Stock outstanding immediately prior to the Merger. Immediately following the Merger, the former Private Lumos stockholders beneficially owned approximately 50% of the shares of the Company and the former NewLink stockholders beneficially owned approximately 50% of the shares of the Company. For accounting purposes, Private Lumos is considered to have acquired NewLink in the Merger. Accordingly, for accounting purposes the reported historical operating results of the combined company prior to the Merger will be those of Private Lumos and not of NewLink after retroactively giving effect to the common stock exchange ratio, reverse stock split and change in par value for all periods presented; and for periods prior to the transaction, shareholders’ authorized capital of the combined company is presented based on the historical authorized capital of NewLink. Compensation information included herein for periods prior to the Merger is based on information from the accounting records of NewLink, except where noted with respect to information that reflects compensation paid by Private Lumos prior to the Merger.
As part of the Merger, we also assumed 26,248 stock options issued and outstanding under the Lumos 2012 Equity Incentive Plan (as amended, the “Lumos 2012 EIP”), with a weighted-average exercise price of $1.39 per share and 163,864 stock options issued and outstanding under the Lumos 2016 Stock Plan (the “Lumos 2016 Plan,” and together with the Lumos 2012 EIP, the “Lumos Plans”), with a weighted-average exercise price of $3.66 per share. From and after the Effective Time, such options may be exercised for shares of our common stock.

PROPOSAL 1
ELECTION OF DIRECTORS
    Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
    Our Board presently has seven members. There are two directors in the class whose term of office expires in 2021, each of whom has been nominated for re-election. Chad A. Johnson currently serves on our Board and was previously elected by the stockholders in 2018. Lota S. Zoth currently serves on our Board and was previously elected by the stockholders in 2018. If elected at the Annual Meeting, each nominee would serve until the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

    Directors are elected by a plurality of the votes of the holders of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. If a choice is specified on the proxy card by a stockholder, their shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of nominees named below. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Class III Director Nominees
    Below is a brief biography of each nominee and each director whose term will continue after the Annual Meeting, including the ages of each nominee and director as of April 1, 2021. Each individual listed below is nominated for election for a three-year term expiring at the 2024 Annual Meeting.

Name of Nominee	Age	Position Held with Company	Committees	Director Since

Chad A. Johnson	42	Director	Nominating and Corporate Governance Committee, Audit Committee	2018
Lota S. Zoth	61	Director	Audit Committee, Compensation Committee	2012

    Chad A. Johnson, J.D., age 42, has served as a member of the Board since March 2018. Mr. Johnson is currently General Counsel at Stine Seed Company. From May 2015 to April 2017, Mr. Johnson was the Assistant Corporate Secretary and Senior Corporate Counsel for Renewable Energy Group, Inc., a supplier of advanced biofuels in North America. In addition to his role as a corporate officer, Mr. Johnson was a senior in-house attorney for the company. From 2007 to April 2015, he spent eight years in roles of increasing responsibility at DuPont Pioneer, a subsidiary of DuPont and a global leading seed and agriculture biotechnology company. Mr. Johnson is admitted to practice law in the State of Iowa and before the United States Patent and Trademark Office. Mr. Johnson graduated from Iowa State University with a Master of Science in Crop Production and Physiology and received his J.D. from Drake University Law School.

    Our Board believes that Mr. Johnson’s career at major biotechnology companies, service as a public company officer and experience overseeing various legal matters provide him with the background necessary for him to serve as a member of our Board, our Compensation Committee and our Nominating and Corporate Governance Committee.

    Lota S. Zoth, CPA, age 61, has served as a member of the Board and Chair of the Audit Committee since November 2012. Ms. Zoth currently serves on the Board of Directors of Spark Therapeutics, Inc. (Nasdaq: ONCE), 89Bio, Inc., Zymeworks, Inc. and Inovio Pharmaceuticals, Inc. She also previously served on the Board of Directors for nonprofit Aeras from 2011 to 2018, Circassia Pharmaceuticals, PLC from 2015 to 2019, Hyperion Therapeutics, Inc. from 2008 to May 2015, Ikaria, Inc. from 2008 to 2014 and Orexigen Therapeutics, Inc. from 2012 to 2019. Prior to her board service, Ms. Zoth served as Chief Financial Officer of MedImmune, Inc. from 2004 through 2007, and as its Corporate Controller from 2002 to 2004. Prior to that, Ms. Zoth was a financial executive at several companies, including Sodexho Marriott Services, Inc., PSINet Inc., Marriott International, Inc. and PepsiCo, Inc. Ms. Zoth began her career as an auditor at Ernst & Young, LLP. Ms. Zoth received a BBA in accounting, summa cum laude, from Texas Tech University.

    Our Board believes that Ms. Zoth’s experience with our Company, as a director since 2012 and as the current chair of our Audit Committee of our Board and a member of our Compensation Committee of our Board, brings continuity to our Board. In addition, our Nominating and Corporate Governance Committee believes that Ms. Zoth’s extensive financial background and experience provides important experience in corporate finance, corporate management, and investor relations and provides the background necessary for her to serve as a member of our Audit Committee and our Compensation Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH DIRECTOR NOMINEE.

Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
An van Es-Johansson, M.D. age 61, has served as a member of our Board since February 2021. Dr. van Es-Johansson currently serves as a senior advisor for AlzeCure Pharma, a Swedish pharmaceutical company with a primary focus on Alzheimer's disease. Dr. van Es-Johansson was previously the Chief Medical Officer and Head of Development for AlzeCare Pharma from 2018 to 2021. From 2005 to 2018, Dr. van Es-Johansson served in a range of executive roles of increasing responsibility at Sobi, an international rare disease company headquartered in Stockholm, Sweden. Dr. van Es-Johansson also served as a member of the Scientific Advisory board for Uppsala Bio from 2004 to 2016 and currently serves on the Board of Directors at Medivir AB, Savara Inc., PLUS Therapeutics and Agendia BV. Dr. van Es-Johansson received an M.D. from Erasmus University, Rotterdam, The Netherlands.

Our Board believes that Dr. van Es-Johansson's vast experience in the pharmaceutical industry with a focus on growth hormone disorders and other rare diseases provides immense value to our Board.

Kevin Lalande, age 48, has served as a member of the Private Lumos Board since 2014. Mr. Lalande is also a Co-Founder and Managing Director of Santé Ventures, a healthcare and life science venture capital firm founded in 2006 which currently manages $380 million across three funds with 30 portfolio company investments. Mr. Lalande is also the Founder and Chief Investment Officer of Santé Capital, a systematic machine learning hedge fund that began trading capital in 2015 after three years of research and development. Mr. Lalande conceived the investment strategy, designed the original MindRank algorithms, and assembled a seasoned team to help drive this related line of business. Before Santé Ventures and Santé Capital, Mr. Lalande spent seven years as an investment professional with Austin Ventures, a prominent venture capital firm with $4.0 billion under management. Prior to Austin Ventures, he was a management consultant with McKinsey & Company. Before McKinsey, he founded, built and sold three internet-based companies in the 1990s. Mr. Lalande received a B.S. in electrical and computer engineering with honors in 1996 from Brigham Young University and an MBA with highest distinction from the Harvard Business School in 2001, where he was both a Baker Scholar and a Siebel Scholar.

    Our Board believes that Mr. Lalande’s extensive experience as an investor and board member in pharmaceutical and life sciences companies and his knowledge gained from service on such boards qualify him to be a member of our Board.

Joseph S. McCracken, age 67, has served as a member of our Board since March 2020. Dr. McCracken currently advises biopharmaceutical companies on the design and implementation of corporate strategy and business development initiatives. Dr. McCracken also serves on the board of Kindred Biosciences, Inc. (NASDAQ: KIN), Savara Inc. (NASDAQ: SVRA) and Modalis Therapeutics, Inc. (TSE: 4883.T), as well as the boards of privately held Regimmune Inc., and Neuropore Therapies, Inc. From July 2011 to September 2013, Dr. McCracken was Vice President and Global Head of Business Development & Licensing for Roche Pharma, a research-focused healthcare company, where he was responsible for Roche Pharma’s global in-licensing and out-licensing activities. From October 2009 until July 2011, he was General Manager, Roche Pharma Japan & Asia Regional Head, Roche Partnering. Prior to joining Roche Pharma, Dr. McCracken held the position of Vice President, Business Development at Genentech for more than 9 years, and previously held similar positions at Aventis Pharma and Rhone-Poulenc Rorer. Dr. McCracken holds a B.S. in microbiology, a Master of Science in pharmacology and a Doctorate of Veterinary Medicine from The Ohio State University.

    Our Board believes that Dr. McCracken’s extensive experience in the biotechnology and pharmaceutical industries qualifies him to serve on our Board.

Class II Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Richard J. Hawkins, age 72, has served as President and Chief Executive Officer and as a member of the board of directors of Private Lumos (the “Private Lumos Board”) since January 2011. In addition, Mr. Hawkins currently serves on the board of directors of several life sciences companies, including Cytori Therapeutics, Inc. (Nasdaq: CYTX) and Savara Inc. (Nasdaq: SVRA), and previously served on the board of directors of SciClone Pharmaceuticals, Inc. until its acquisition in October 2017. From 2000 to 2010, Mr. Hawkins, founded and advised numerous pharmaceutical companies including Sensus, where he served as co-founder and Chairman until it was sold to Pfizer. From 1981 to 2000, Mr. Hawkins was founder, President and CEO of Pharmaco. The company later merged with PPD of Wilmington, NC to form PPD Pharmaco, one of the largest clinical contract research organizations in the world. Mr. Hawkins received his B.S. degree in biology from Ohio University.

Our Board believes that Mr. Hawkins’s experience in the pharmaceutical and life sciences industries as well as his broad management experience qualify him to serve on our Board.

Thomas A. Raffin, M.D., age 74, has served as a member of the Board since 1999 and has been the Board’s Lead Independent Director since October 2010. Dr. Raffin has spent 30 years on the faculty at Stanford University School of Medicine, where he is the Colleen and Robert Haas Professor Emeritus of Medicine and Biomedical Ethics. Over the past two decades, Dr. Raffin has worked extensively in the healthcare and medical device business sectors and was an advisor to Cell Therapeutics Inc. from 1993 to 1997, Broncus Technologies from 1997 to 2004, iMedica from 1998 to 2002, and Inhale Technologies from 1998 to 2001. He co-founded Rigel Pharmaceuticals, a publicly traded company (Nasdaq: RIGL), in 1996. In 2001, he co-founded Telegraph Hill Partners, a San Francisco life sciences private equity firm as a General Partner. Dr. Raffin has been a director of the following Telegraph Hill Partners private portfolio companies: AngioScore, Inc., Confirma, Inc., Freedom Innovations, LDR Holding Corporation, PneumRx, Inc., Akoya BioSciences, Inc. and InvisALERT Solutions. Dr. Raffin received a B.A. from Stanford University and an M.D. from Stanford University School of Medicine and did his medical residency at the Peter Bent Brigham Hospital (now Brigham and Women’s Hospital) in Boston, MA.

    Our Board believes that Dr. Raffin’s extensive medical and business background and experience provides important experience in business operations and medical technology and provides the background necessary for him to serve as a member of our Board and our Nominating and Corporate Governance Committee, and as the Chair of our Compensation Committee.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of our Board of Directors

    In determining independence, our Board considers the definition of “independent” set forth in the listing standards of the NASDAQ Stock Market, or NASDAQ, as well as other factors that contribute to effective oversight and decision-making by our Board. Our independence standards are set forth in our Corporate Governance Guidelines on our website at www.lumos-pharma.com in the “Investors & Media - Corporate Governance” section. As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

    Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members and our Company, its senior management and its independent auditors, our Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. van Es-Johansson, Mr. Johnson, Mr. Lalande, Dr. McCracken, Dr. Raffin and Ms. Zoth. In making its independence assessments, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with our Company.

    Mr. Hawkins is not an independent director by virtue of his employment with our Company.

    There are no family relationships among any of our directors, director nominees and executive officers.

Board Leadership

    Our Board is currently chaired by the President and Chief Executive Officer of our Company, Mr. Hawkins. Our Board has appointed Dr. Raffin as Lead Independent Director.

    Our Company believes that combining the positions of Chief Executive Officer and Chairman of our Board, which we refer to as the Chairman, helps to ensure that our Board and management act with a common purpose. We believe combining the positions of Chief Executive Officer and Chairman is appropriate for a biopharmaceutical company focused on drug development in that it enhances our Board’s focus on our progress on scientific research, clinical trials and commercialization as inputs to developing and implementing strategy. Our Company believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans related to drug development and commercialization. In addition, our Company believes that a combined Chief Executive Officer and Chairman is well-positioned to act as a bridge between management and our Board, facilitating the regular flow of information. Our Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of our Company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Chairman at this stage in our development.

    Our Board appointed Dr. Raffin as the Lead Independent Director to help reinforce the independence of our Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman. The Lead Independent Director is empowered, among other duties and responsibilities, to develop, together with the Chief Executive Officer, the agenda for meetings of our Board, to develop, together with committee chairs, the agendas for meetings of committees, to preside over Board meetings in the absence of the officers and to oversee our Board’s annual evaluation of the Chief Executive Officer’s performance.

Role of Our Board of Directors on Risk Oversight

    One of our Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss the major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements with respect to SEC regulations, NASDAQ listing standards, pharmaceutical industry regulations and corporate risk management, in addition to oversight of the performance of our accounting and financial reporting processes. Our Nominating and Corporate Governance Committee monitors the effectiveness of the corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any compensation policies and programs have the potential to encourage excessive risk-taking. The entire Board and its committees address risk management issues from time-to-time and meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both our Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.

Meeting Attendance

    Our Board met nine times during the fiscal year ended December 31, 2020. Our Audit Committee met five times during the 2020 fiscal year, our Compensation Committee met six times during the 2020 fiscal year, and our Nominating and Corporate Governance Committee met three times during the 2020 fiscal year. None of our incumbent directors attended fewer than 75% of the meetings of the Board and committee meetings of which he or she was a member.

    It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Four of our directors attended the virtual 2020 Annual Meeting of Stockholders.

Committees of our Board of Directors
    The following table sets forth the current membership of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

Name	Audit	Compensation	Nominating and Corporate Governance
An van Es-Johansson, M.D.			X
Chad A. Johnson	X		Chair
Kevin Lalande		X
Joseph McCracken	X
Thomas A. Raffin, M.D.		Chair	X
Lota S. Zoth	Chair	X
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that, except as specifically described below, each current member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
    Below is a description of each committee of our Board.

Audit Committee
    Our Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, oversees corporate risk management of the company as a whole; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures in our Annual Report on Form 10-K under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

    Our Audit Committee is currently comprised of three directors: Ms. Zoth, Mr. Johnson and Dr. McCracken. Our Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.lumos-pharma.com in the “Investors & Media - Corporate Governance” section.

    Our Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that each current member of our Audit Committee meets the independence requirement (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

    Our Board has also determined that Ms. Zoth qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Ms. Zoth’s level of knowledge and experience based on a number of factors, including her formal education and her years of experience.

Compensation Committee
    The Compensation Committee of our Board is currently comprised of three directors: Dr. Raffin, Mr. Lalande, and Ms. Zoth. All current members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). Additionally, all current members of our Compensation Committee are “outside directors” for 162(m) purposes and non-employee directors under Rule 16b-3 of the Exchange Act. Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.lumos-pharma.com in the “Investors & Media - Corporate Governance” section.

    The purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our directors, executive officers and other senior management. The scope of authority and specific responsibilities of our Compensation Committee include:

•determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•evaluating and recommending to our Board the compensation plans and programs advisable for the Company, and evaluating and recommending the modification or termination of existing plans and programs;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•selecting, retaining and terminating compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms; and
•reviewing and recommending to our Board the type and amount of compensation to be paid or awarded to members of our Board.

For fiscal year 2020, our Compensation Committee retained Setren & Associates, Inc. ("Setren & Associates"), as its independent compensation consultant to advise on various aspects of executive compensation and our overall equity practices. Setren & Associates was retained by and reported directly to our Compensation Committee. Setren & Associates did not provide any other consulting services to our Company.

Annually, our Compensation Committee has considered the following six factors, as set forth by the SEC and NASDAQ, when engaging Setren & Associates and evaluating its independence: (i) the provision of other services to our Company by Setren & Associates; (ii) the amount of fees from our Company paid to Setren & Associates as a percentage of Setren & Associates' total revenue; (iii) Setren & Associates' policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Setren & Associates with an executive officer of our Company; (v) any business or personal relationship of the individual compensation advisor with any member of our Compensation Committee; and (vi) any stock of our Company owned by Setren & Associates. Based on its review, our Compensation Committee has determined that the work of Setren & Associates has not raised any conflict of interest that would adversely affect Setren & Associates' independence.

Nominating and Corporate Governance Committee

    Our Nominating and Corporate Governance Committee of our Board is responsible for overseeing our corporate governance functions on behalf of our Board, making recommendations to our Board regarding corporate governance issues, identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by our Board, reviewing and evaluating incumbent directors, recommending to our Board for selection candidates for election to our Board and making other recommendations to our Board regarding affairs relating to the directors of the Company, including director compensation.

    Our Nominating and Corporate Governance Committee is currently comprised of three directors: Mr. Johnson, Dr. van Es-Johansson and Dr. Raffin. Prior to his resignation in February of 2021, Dr. Cunningham was a member of our Nominating and Corporate Governance Committee. All current members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.lumos-pharma.com in the “Investors & Media - Corporate Governance” section.

    Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also considers whether the candidate possesses the following factors among others: relevant expertise upon which to base advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. Our Nominating and Corporate Governance Committee does not have a policy regarding how it considers diversity in selecting candidates.

    In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. Our Nominating and Corporate Governance Committee also takes into account the results of our Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

    In identifying potential candidates for Board membership, our Nominating and Corporate Governance Committee relies on suggestions and recommendations from our Board, stockholders, management and others. Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above based on whether or not the candidate was recommended by a stockholder.

Code of Business Conduct and Ethics

    The Company has adopted its Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.lumos-pharma.com in the “Investors & Media - Corporate Governance” section. Any future amendments or waivers to our code of ethics will be promptly disclosed on its website and as required by applicable laws, rules and regulations of the SEC and NASDAQ.

Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines to assure that our Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of our Board, may be viewed at www.lumos-pharma.com in the “Investors & Media - Corporate Governance” section.

PROPOSAL 2
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
At the 2018 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board has adopted a policy that is consistent with that preference.
This vote is being provided pursuant to section 14A of the Exchange Act. It is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are consistent with our strategic compensation and retention needs. Further, our compensation policies and decisions are designed to align our executive officers’ compensation with our business objectives and the interests of its stockholders, to incentivize and reward our executive officers for our success and to promote teamwork within our executive management team. Compensation of our named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board or our Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Unless our Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2024 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 1999. Prior to the Merger, KPMG LLP audited Private Lumos' financial statements since 2015. Representatives of KPMG LLP are expected to be available at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

    The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Services and Fees
The following table presents the aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2019, by KPMG LLP, our principal accountant. All tax fees described below were pre-approved by our Audit Committee.

	Year Ended
	2020	2019
Audit Fees (1)	$638,500	$475,090
Audit-related Fees	0	0
Tax Fees (2)	$261,517	$194,529
All Other Fees	0	0
Total Fees	$900,017	$669,619

(1) Represents fees for the audit of our annual financial statements, review of our quarterly financial statements included in our Forms 10-Q, accounting consultations and the issuance of consents and comfort letters.

(2) Consists of fees for tax services provided to the Company, including tax planning and compliance services and the review of certain tax returns.

Prior to the completion of the Merger, KPMG LLP served as the independent registered accounting firm, of Private Lumos for the year ended December 31, 2019 and for the 2020 period up to the completion of the Merger on March 18, 2020. The following table presents the aggregate fees billed by KPMG LLP to Private Lumos during those periods:

	Year Ended
	2020	2019
Audit Fees (1)	$120,000	$140,282
Audit-related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$120,000	$140,282

(1) Represents fees for the audit of our annual financial statements, review of our quarterly financial statements included in our Forms 10-Q, accounting consultations and the issuance of consents and comfort letters.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit services, audit-related services and tax services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services has been delegated to the Chairperson of our Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

In connection with the audit of the 2020 financial statements, our Audit Committee entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP was to perform audit services for the Company.

Report of Our Audit Committee (1)

    Our Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. Our Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board, or PCAOB. Our Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence, and discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed March 9, 2021.

                            AUDIT COMMITTEE

                            Ms. Lota Zoth (Chair)
                            Chad A. Johnson
Joe McCracken

(1) The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 2, 2021, except as set forth below, by: (i) each current director and nominee for director; (ii) each of the named executive officers specified in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. The percentage of shares beneficially owned is computed on the basis of 8,325,631 shares of our common stock outstanding as of March 2, 2021. Shares of our common stock that a person has the right to acquire within 60 days of March 2, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)		Shares (#)	Percent (%)
5% and Greater Stockholders
	Stine Seed Farm, Inc.(2)	873,081	10.5%
	Deerfield Private Design Fund III, L.P.(3)	784,568	9.4%
	Richard J. Hawkins(4)	773,400	9.2%
	Entities affiliated with New Enterprise Associates, Inc.(5)	526,663	6.3%
	Clarus Lifesciences III, L.P.(6)	468,145	5.6%
Named Executive Officers and Directors
	Richard J. Hawkins(4)	773,400	9.2%
	Chad A. Johnson(7)	6,038	*
	Kevin Lalande(8)	409,627	4.9%
	Joseph McCracken(9)	1,894	*
	Thomas A. Raffin, M.D.(10)	17,067	*
	Lota S. Zoth(11)	8,442	*
	Eugene P. Kennedy, M.D.(12)	117,752	1.4%
	Carl W. Langren(13)	38,549	*
	Lori D. Lawley(14)	14,301	*
	John McKew, Ph.D.(15)	116,138	1.4%
	Bradley J. Powers(16)	19,052	*
	An van Es-Johansson, M.D.	—	*
	All current executive officers and directors as a group (12 persons)(17)	1,524,154	17.5%
*	Indicates beneficial ownership of less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of such individual is Lumos Pharma, Inc., 4200 Marathon Boulevard, Suite 200, Austin, Texas 78756.
(2)	Address: 22555 Laredo Trail, Adel, Iowa 50003, Based solely upon a Schedule 13D filed with the SEC on October 6, 2017. Harry H. Stine, the CEO of Stine Seed Farm, Inc., may be deemed to beneficially own such shares.
(3)	Consists of shares held by Deerfield Private Design Fund III, L.P. Deerfield Mgmt III, L.P. is the general partner of, and Deerfield Management Company, L.P. is the investment advisor to, Deerfield Private Design Fund III, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. The address for each of these entities and Mr. Flynn is 780 Third Avenue, 37th Floor, New York, NY 10017.
(4)	Includes 53,825 shares Mr. Hawkins has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(5)	Consists of (i) 2,633 shares held by NEA Ventures 2013, L.P. (“Ven 2013”) and (ii) 524,030 shares held by New Enterprise Associates 14, L.P. (“NEA 14”) (collectively, the “NEA Shares”). The shares held by Ven 2013 are held indirectly by Karen P. Welsh, the general partner of Ven 2013. The shares held by NEA 14 are held indirectly by NEA Partners 14, L.P. (“NEA Partners 14”), the general partner of NEA 14, NEA 14 GP LTD (“NEA 14 LTD”), the general partner of NEA Partners 14, and the individual directors (the “Directors”) of NEA 14 LTD. The Directors of NEA 14 LTD are Peter J. Barris, Forest Baskett, Anthony A. Florence, Patrick J. Kerins, David M. Mott, Scott D. Sandell, and Peter W. Sonsini. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein. The address for each of these entities is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(6)	Consists of shares held by Clarus Lifesciences III, L.P. (“Clarus”). Clarus Ventures III GP, L.P. is the sole general partner of Clarus. Blackstone Clarus III L.L.C. is the sole general partner of Clarus Ventures III GP, L.P. The sole member of Blackstone Clarus III L.L.C. is Blackstone Holdings II L.P. The sole general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP Inc. The controlling shareholder of Blackstone Holdings I/II GP Inc. is The Blackstone Group L.P. The sole general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by The Blackstone Group L.P. ‘s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of Clarus Ventures III GP, L.P., Blackstone Clarus III L.L.C., Blackstone Holdings II L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C. and Stephen A. Schwarzman may be deemed to beneficially own the common stock beneficially owned by Clarus and each disclaim beneficial ownership of all shares held by Clarus. The address for the entities is 101 Main Street, Suite 1210, Cambridge, MA 02142.
(7)	Consists of 6,038 shares Mr. Johnson has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(8)	Consists of the shares held by Sante Health Ventures II, L.P. Mr. Lalande may be deemed to beneficially own such shares. Mr. Lalande, Joe Cunningham, M.D. and Douglas D. French, are managing directors (the “SHV Directors”) of SHV Management Services, LLC (“SHV Management”). SHV Management is the general partner of SHV Management Services, LP, which is the general partner of Santé Health Ventures II, L.P. Each of the SHV Directors, SHV Management, and SHV Management Services, LP disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. The address for this entity is 201 W 5th Street, Suite 1500, Austin, TX 78701.
(9)	Consists of 1,894 shares Dr. McCracken has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(10)	Includes 9,887 shares Dr. Raffin has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(11)	Includes 7,331 shares Ms. Zoth has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(12)	Includes 116,268 shares Dr. Kennedy has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(13)	Consists of 30,790 shares Mr. Langren has the right to acquire through the exercise of stock options within 60 days of March 2, 2021, 2,238 shares of common stock held by Mr. Langren and 5,521 shares of common stock held by the Susan A. Langren 2014 DGT Trust, of which Mr. Langren’s spouse is the grantor.
(14)	Includes 13,959 shares Ms. Lawley has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(15)	Consists of 115,954 shares Dr. McKew has the right to acquire through the exercise of stock options within 60 days of March 2, 2021.
(16)	Consists of 18,970 shares Mr. Powers has the right to acquire through the exercise of stock options within 60 days of March 2, 2021, 55 shares of common stock held by Mr. Powers and 27 shares of common stock held by Mr. Power’s spouse.
(17)	Includes 376,810 shares issuable pursuant to stock options that the executive officers and directors of the Company have the right to acquire within 60 days of March 2, 2021.

Securities Authorized For Issuance Under Equity Compensation Plans

We maintain our 2019 Equity Incentive Plan, 2010 Non-Employee Directors’ Stock Award Plan and 2010 Employee Stock Purchase Plan, each of which was approved by the Company’s security holders, pursuant to which we may grant equity awards to eligible persons. We also maintain the Lumos Plans that were assumed at the closing of the Merger approved by the Company's security holders.

The following table gives information about equity awards under the applicable foregoing plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	1,032,699	$9.47	522,749	(1)(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	1,032,699		522,749

(1) The 2009 Equity Incentive Plan incorporated an evergreen formula pursuant to which, on each January 1st, the aggregate number of shares reserved for issuance under the plan will increase by a number equal to 4% of the outstanding shares on December 31st of the preceding calendar year, or such lesser amount (or no shares) as determined by our Board. On May 9, 2019, the Company’s stockholders approved a proposal to amend and extend the 2009 Plan (the "2019 Plan") which, among other modifications, included decreasing the automatic annual “evergreen provision” from 4% to 3%, in accordance with which, on January 1 of each year, from 2020 to (and including) 2029, a number of shares of common stock in an amount equal to 3% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, or such lesser amount of shares (or no shares) approved by the Company’s Board of Directors, was added or will be added to the shares reserved under the 2019 Plan.

(2) Of these shares, as of December 31, 2020, 519,888 shares remained available under the 2019 Equity Incentive Plan, 2,166 shares remained available under the 2010 Non-Employee Directors’ Stock Award Plan and 695 shares remained available under the 2010 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2020.

Name	Cash Compensation (1)	Option Awards ($) (2)(3)(4)	Stock Awards (5)	Total ($)
Chad A. Johnson	$57,702	$31,215	$5,516	$94,433
Thomas A. Raffin, M.D.	$85,000	$31,215	$5,516	$121,731
Ernest Talarico*	$16,750	$0	$0	$16,750
Matthew Sherman*	$17,375	$0	$0	$17,375
Lota S. Zoth	$58,879	$31,215	$5,516	$95,610
Emmett Cunningham, M.D. **	$35,173	$31,215	$5,516	$71,904
Kevin Lalande	$36,235	$31,215	$5,516	$72,966
Joe McCracken	$36,874	$31,215	$5,516	$73,605
* Resigned as a member of our board of directors in March 2020 in connection with the closing of the Merger
**Resigned as a member of our board of directors in February 2021

(1)	Cash compensation paid quarterly based on the annual amount of $40,000 for all non-employee directors with additional annual cash compensation of $22,000 for Lead Independent Director, $15,000, $12,000 and $8,000 for the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively; and $7,500, $5,500 and $4,000 for members of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively.
(2)	The assumptions we used in valuing options are described under the caption “Share-Based Compensation” in note 2 to our financial statements included in our Annual Report on Form 10-K filed on March 9, 2021. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with options we granted in the indicated year, disregarding the effects of any estimate of forfeitures related to service-based vesting.
(3)	The aggregate number of shares subject to stock option awards outstanding for each non-employee director as of December 31, 2020 are as follows:
		Option Awards
	Chad A. Johnson	12,688
	Thomas A. Raffin, M.D.	18,900
	Emmett Cunningham, M.D.	5,684
	Kevin Lalande	5,684
	Joe McCracken, M.D.	5,684
	Lota Zoth	13,785
(4)	Grant date fair value of 5,684 options granted in 2020 at an exercise price of $7.78, which was the per share closing price of our common stock on the NASDAQ Global Market on the date of grant.
(5)	Grant date fair value of 709 RSUs granted in 2020 at a per share price of $7.78, which was the per share closing price of our common stock on the NASDAQ Global Market on the date of grant.

Non-Employee Director Compensation

    The following compensation components are paid to our non-employee directors:

•Annual cash retainer fees;
•An equity grant upon initial election or appointment to our Board; and
•An annual equity grant.

Our non-employee director compensation program as in effect for the fiscal year ended December 31, 2020 is as described below. For a description of our compensation program in effect for prior years, please refer to the proxy statement for our 2020 Annual Meeting of stockholders.  Under our program, each non-employee director was entitled to receive annual cash retainer fees in the amounts set forth below and were paid in cash quarterly on the first day of each quarter during their annual term commencing upon their election or re-election at each Annual Meeting of Stockholders.  Such amounts were pro-rated for appointments made to our Board between our annual meetings.

Director Compensation	2020
Annual retainer fee payable to all non-employee directors	$40,000
Additional annual retainer fee payable to the Lead Independent Director of our Board	$22,000
Additional annual retainer fee payable to our Audit Committee Chair	$15,000
Additional annual retainer fee payable to other Audit Committee members	$7,500
Additional annual retainer fee payable to our Compensation Committee Chair	$12,000
Additional annual retainer fee payable to other Compensation Committee members	$5,500
Additional annual retainer fee payable to our Nominating and Corporate Governance Committee Chair	$8,000
Additional annual retainer fee payable to other Nominating and Corporate Governance Committee members	$4,000

During 2020, upon election to our Board, each new non-employee director would have been eligible to receive an initial grant of stock options and restricted stock units ("RSUs") for a number of shares equal to 0.081 percent of the number of shares outstanding at the time of appointment. Additionally, during the term of his or her service on our Board, each non-employee director receives an annual grant comprised of stock options for a number of shares equal to 0.041 percent of the number of shares outstanding at the date of grant. During 2020, in connection with the Merger, we made an initial grant in place of the annual grant to each director due to the circumstance surrounding the Merger and the appointment of multiple new board members.

    We also reimburse our directors, including our employee directors, for their reasonable expenses incurred in attending meetings of our Board and the committees of our Board. Other than reimbursement of any such reasonable expenses, our employee directors do not receive compensation for their service on our Board.

EXECUTIVE OFFICERS

Our executive officers are appointed by and serve at the direction of our Board. The following table lists the names and positions of our current executive officers:

Name	Age	Position(s)
Richard J. Hawkins(1)	72	President, Chief Executive Officer and Chairman
Carl W. Langren	65	Chief Financial Officer
Eugene P. Kennedy, M.D.(2)	52	Chief Medical Officer
John McKew, Ph.D.(1)	56	Chief Operating Officer and Chief Scientific Officer
Bradley J. Powers	42	General Counsel
Lori D. Lawley	37	Sr. VP, Finance and Controller
(1) Appointed as an executive officer in March 2020 in connection with the Merger. Service as an executive officer prior to such appointment noted in such officer’s biography includes service with Private Lumos. For a brief biography of Mr. Hawkins, please see “Board of Directors” above.
(2) Resigned from the Company in March 2021.

Richard J. Hawkins, see Mr. Hawkin's biography in "Proposal Number 1-Election of Directors."

Carl W. Langren has served as our Chief Financial Officer since July 2018. Previously, he was our Vice President of Finance since November 2011 and has also been Chief Financial Officer of our subsidiary BioProtection Systems Corporation since February 2005. Prior to joining the Company, Mr. Langren previously served as Chief Financial Officer for each of Housby Mixer Group from 1998 to 2002 and Equity Dynamics, Inc. from 1988 to 1989. He also served as a Principal in Capital Management Solutions, President of Iowa Machinery and Supply, Treasurer of DFM Corporation, and Tax Manager with McGladrey Pullen and Company. Mr. Langren received his B.A. degree from the University of Iowa.

Eugene P. Kennedy, M.D., FACS, served as our Chief Medical Officer from November 2017 until his resignation on March 5, 2021, where he lead clinical development across all immuno-oncology product candidates as well as investigator initiated trials. From January 2014 to November 2017, Dr. Kennedy served as our Vice President for Clinical and Medical Affairs. Prior to joining the Company, he was on faculty and clinical staff at Thomas Jefferson University in Philadelphia, Pennsylvania where he served as Associate Professor of Surgery and held leadership positions as Chief of the Section of Pancreaticobiliary Surgery and co-director of the Jefferson Pancreas, Biliary, and Related Cancers Center from January 2006 to December 2013. Previously, Dr. Kennedy held faculty positions at Johns Hopkins Hospital and the Louisiana State University School of Medicine. Dr. Kennedy obtained his undergraduate education at the University of Virginia and received his medical degree from the Medical College of Virginia. He completed a residency and fellowship in Surgery and Surgical Oncology as well as a research fellowship in tumor immunology at the Johns Hopkins Hospital.

John McKew, Ph.D., has served as the Chief Scientific Officer of Private Lumos since 2016 and as our Chief Scientific Officer and Chief Operating Officer since March 2020. From 2014 until 2016, Dr. McKew was V.P. of research for aTyr Pharma where he led research aimed at understanding and harnessing the therapeutic potential of tRNA synthetases. From 2010 until 2014, Dr. McKew worked for the NIH, during which time he served as a branch chief at the National Human Genome Research Institute Home (the “NHGRI”) from 2010 until 2013, and as the acting Scientific Director of the Division of Preclinical Innovation at the National Center for Advancing Translational Sciences (“NCATS”) from 2013 until 2014. His responsibilities included developing both the Therapeutics for Rare and Neglected Disease (“TRND”) and the Bridging Interventional Development Gaps (“BrIDGs”) programs. The department he led also included NCATS’s high throughput screening center and its Tox21 in vitro toxicology initiative. Before joining the NIH, Dr. McKew held a director level position at Wyeth Research in Cambridge, Massachusetts. Dr. McKew is also currently an Adjunct Associate Professor at the Boston University School of Medicine. Dr. McKew received a B.S. degree in chemistry and biochemistry from State University of New York at Stony Brook, a Ph.D. in organic chemistry from the University of California, Davis, and held post-doctoral research positions at the University of Geneva and Firmenich, SA.

Bradley J. Powers has served as our General Counsel since August 2015. Prior to joining the Company, Mr. Powers served as the General Counsel of Kinze Manufacturing, an agricultural equipment manufacturer in North America, since March 2013. Mr. Powers received a B.S. degree in biology and a M.S. degree in bioinformatics and computational biology from Iowa State University and a J.D. from Drake University Law School.

Lori D. Lawley has served as our Senior Vice President - Finance and Controller and the principal accounting officer since March 2020. Previously, Ms. Lawley served the Company in various roles of increasing responsibilities from 2015 to 2020. Prior to joining the Company, Ms. Lawley worked at Ernst and Young LLP for over 8 years where she was a Senior Manager. Ms. Lawley is a licensed certified public accountant. Ms. Lawley received her Bachelor of Business Administration and Master’s in Professional Accounting from the University of Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation earned during the years ended December 31, 2020 and December 31, 2019, by the executive officers identified below, who are referred to in this proxy statement as our “named executive officers.”

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard J. Hawkins*	2020	516,380	196,750	759,063	686,336	63,500	2,222,029
Chief Executive Officer	2019	425,000	—	136,720	178,500	—	740,220
John C. McKew*	2020	436,300	102,310	365,475	276,044	35,641	1,215,770
Chief Scientific and Chief Operating Officer	2019	412,000	—	—	144,200	—	556,200
Eugene P. Kennedy, M.D.**	2020	459,638	70,830	253,021	300,770	62,040	1,146,299
Chief Medical Officer	2019	437,750	—	234,835	192,610	57,299	922,494
Carl W. Langren	2020	389,025	70,830	253,021	269,926	59,040	1,041,842
Chief Financial Officer	2019	370,500	—	234,835	163,020	54,467	822,822
Bradley J. Powers	2020	380,000	35,415	140,567	245,236	51,842	853,060
General Counsel and Former Principal Executive Officer	2019	345,000	—	100,613	151,800	45,365	642,778
*The amounts disclosed for Mr. Hawkins and Dr. McKew for 2019 compensation and for amounts paid in 2020 prior to March 17, were paid by Private Lumos prior to the Merger and prior to their service in the combined Company
**Dr. Kennedy resigned as our Chief Medical Officer on March 5, 2021

(1)	This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with RSUs we granted in the indicated year. The assumptions we used in valuing RSUs are described under the caption "Share-Based Compensation" in note 2 to our financial statements included in our Annual Report on Form 10-K filed March 9, 2021.
(2)	This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with options we granted in the indicated year, disregarding the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options are described under the caption “Share-Based Compensation” in note 2 to our financial statements included in our Annual Report on Form 10-K filed on March 9, 2021.
(3)	The amounts shown in this column represent the cash bonuses earned by the named executive officers with respect to the fiscal year under our performance-based cash bonus program. Amounts earned with respect to the fiscal year are generally paid in the first quarter following the close of the fiscal year.
(4)	Unless otherwise indicated, amounts in this column represent our contributions under our 401(k) plan.

Narrative Disclosure to Summary Compensation Table

    Our executive compensation program consists of three primary components: base salary, short-term incentives, and long-term equity incentives.
Base Salary

Base salary is the primary fixed element of our executive compensation program. We use base salary to compensate our executive officers for services rendered during the fiscal year, and to ensure that we remain competitive in attracting and retaining executive talent.

Upon joining us, each of our executive officers, received an offer letter that provided for an initial base salary. These initial base salaries are the product of negotiation with the executive, but we generally seek to establish salaries that we believe are commensurate with the salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies. Our Compensation Committee has also relied on its members’ collective experience in the marketplace for determining what they believe to be the market rate of salaries for executives of comparable companies.

Historically, we have not applied, nor do we intend to apply, specific formulas to determine base salary increases. Instead, we annually review corporate and individual performance. Our Compensation Committee examines numerous factors, including the executive’s expertise, seniority, position, functional role, level of responsibility and individual performance during the previous year. Further, our Compensation Committee reviews peer and market data as provided by Setren & Associates.

Short-Term Cash Incentives

Our performance-based cash incentives are designed to provide executive officers with the opportunity to earn annual cash awards based upon the achievement of pre-specified corporate and individual performance objectives which align with and support our business strategy.

Shortly before the end of each fiscal year, our Board determines the annual target bonus percentages for our executive officers for the upcoming fiscal year based on the recommendations of our Compensation Committee. Generally, each executive officer is eligible for a discretionary annual cash incentive payment up to a specified percentage of the executive officer’s salary. Our Board sets these annual target bonus percentages at levels that, upon achievement of the target percentage, are likely to result in cash bonus payments that our Board believes to be approximately the level paid to high-performing executives of comparable companies in the biopharmaceutical industry.

For 2020, based upon recommendations of our Compensation Committee with the assistance of Setren & Associates, our Board maintained target bonus amounts for Mr. Hawkins, Mr. McKew, Dr. Kennedy, Mr. Langren and Mr. Powers equal to 55%, 45%, 40%, 40% and 35% of their respective base salaries. Our Board reserved the ability to grant bonuses in excess of the executives’ target bonus percentages for extraordinary performance.

2020 Performance Objectives

The performance goals for each fiscal year are determined by the Board in the first quarter of each fiscal year, and typically include corporate and individual performance objectives which are tailored to each executive’s role and responsibilities.

For 2020, the Company had the following corporate goals:

Metric	Weight
Business Development: •Develop and execute BD plan for evaluation of in-license opportunities through presentation of 2 or more opportunities for BOD review	30%
Clinical: •Develop strategy for Phase 2b study, accounting for COVID-19 pandemic •Execute toward first patient in for a US site with supporting CMC, pre-clinical and patient engagement functions •Scientific communication plan	30%
Capital Markets and Investor Relations: •PRV Monetized for an amount in excess of $40M •Elevate company profile through analyst coverage •Participation in investor conferences and NDRs as circumstances dictate	20%
Finance: •All SEC filings on time and accurate •Cash use goal excluding transactions <=$22.5M	20%

At the end of the fiscal year, our Compensation Committee assesses the accomplishments of each executive versus each of the aforementioned goals and recommends earned bonus amounts to the Board for approval. The Compensation Committee retains the ability to apply negative discretion to adjust bonus amounts lower based on other corporate performance factors.

2020 Earned Bonuses

For 2020, the Compensation Committee took a two-tiered approach at determining the amount of earned bonus for each executive based on the current company conditions as well as actual performance. First, the Compensation Committee looked at the performance of each executive against each of the stated performance goals. Secondly, in light of current events and the refocus of the company as a whole, the Compensation Committee determined it to be in the best interests of the company and its stockholders to use the bonus earning as a retention device in efforts to retain key personnel. For 2020, the Compensation Committee determined that executives had met each of the company objectives for 2020, and bonuses were paid accordingly.

Final bonus payouts for 2020 performance were as follows:

Executive	2020 Target Bonus		2020 Earned Bonus
	%(1)	$	%(2)	%(3)	$
Richard J. Hawkins	55	$308,000	109.2	60%	$336,336
John C. McKew	45	$207,000	109.2	49%	$226,044
Eugene P. Kennedy, M.D.	40	$183,855	109.2	44%	$200,770
Carl W. Langren	40	$155,610	109.2	44%	$169,926
Bradley J. Powers	35	$133,000	109.2	38%	$151,800
(1) Target bonus percentage represents a percentage of base salary.
(2) Bonus awarded at 109.2% in consideration of exceeding corporate objectives through the monetization of the priority review voucher and elevation of company profile through additional analyst coverage.
(3) Represents bonus percentage actually awarded.

Long-Term Equity Compensation

Equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and to remain employed with us despite a competitive labor market.

In 2020, target long-term incentive awards were delivered in the form of time-based stock options and RSUs. The Compensation Committee looked to the successful closing of the Merger and granted stock options and RSUs are a means to help retain executives and drive the company into the post-Merger future. The Compensation Committee believes this vehicle mix further reinforces our pay for performance philosophy, as value is only provided to executives if shareholder value is created and the executive remains with the company.

2020 Equity Grants

On April 1, 2020, our Compensation Committee granted the following equity awards to our executives as follows:

Executive	Time-vesting Stock Options (#)	RSUs (#)
Richard J. Hawkins	135,000	25,000
John C. McKew	65,000	13,000
Eugene P. Kennedy, M.D.	45,000	9,000
Carl W. Langren	45,000	9,000
Bradley J. Powers	25,000	4,500

Anti-Hedging and Anti-Pledging Policies

We have adopted a Policy on Stock Trading by Employees, Officers and Directors. That policy expressly prohibits our employees and directors from: (i) engaging in hedging transactions or (ii) pledging our stock as collateral.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and certain other highly compensated executive officers in any taxable year. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was deductible if it qualified as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that the compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that have not been subsequently materially modified. While our Compensation Committee is mindful of the benefit of being able to fully deduct the compensation paid to our named executive officers, our Compensation Committee believes that we should retain the flexibility to provide compensation to our named executive officers that is not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. Our Compensation Committee intends to continue to compensate our named executive officers in a manner consistent with the best interests of our Company and our stockholders even if any portion of such compensation is non-deductible.

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

Accounting Considerations

We account for equity compensation paid to our employees in accordance with Accounting Standards Codification, or ASC, topic 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is incurred.

401(k) Plan

Our employees, including our executive officers, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Pursuant to the terms of our 401(k) plan, we provide a non-elective employer contribution of up to 5% of each participant’s eligible compensation, with a possibility of additional discretionary contributions.

Other Benefits and Perquisites

We pay at least a portion of the premiums for medical insurance, dental insurance, life insurance and accidental death and dismemberment insurance benefits to all full-time employees, including our executive officers. These benefits are available to all employees, subject to applicable laws.

Employment Agreements
We have entered into employment agreements with each of the named executive officers. The material terms of the agreements that were in effect during fiscal 2020 for the named executive officers are summarized below. Each of these agreements also contains severance and change of control provisions discussed under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.
Employment Agreement with Richard J. Hawkins

Pursuant to the employment agreement between us and Mr. Hawkins dated March 27, 2020, Mr. Hawkins earns an annual base salary, which is subject to annual review and adjustment by our Board. For 2020, Mr. Hawkins earned an annual base salary of $560,000. Mr. Hawkins is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. In 2020, Mr. Hawkins’ target bonus was set at 55% of his annual base salary.

The employment agreement with Mr. Hawkins also provides that his employment with us is at-will and may be altered or terminated by either Mr. Hawkins or us at any time. However, if we terminate Mr. Hawkins’ employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Mr. Hawkins executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

The employment agreement with Mr. Hawkins further provides that if we (or any surviving or acquiring corporation) terminate Mr. Hawkins’ employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Mr. Hawkins executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

Employment Agreement with John C. McKew

Pursuant to the employment agreement between us and Dr. McKew dated March 27, 2020, Dr. McKew earns an annual base salary, which is subject to annual review and adjustment by our Board. For 2020, Dr. McKew earned an annual base salary of $460,000. Dr. McKew is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. In 2020, Dr. McKew’s target bonus was set at 45% of his annual base salary.

The employment agreement with Dr. McKew also provides that his employment with us is at-will and may be altered or terminated by either Dr. McKew or us at any time. However, if we terminate Dr. McKew’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Dr. McKew executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

The employment agreement with Dr. McKew further provides that if we (or any surviving or acquiring corporation) terminate Dr. McKew’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Dr. McKew executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

Employment Agreement with Dr. Eugene Kennedy

Pursuant to the employment agreement between us and Dr. Kennedy dated September 30, 2019, Dr. Kennedy earned an annual base salary, which was subject to annual review and adjustment by our Board. For 2020, Dr. Kennedy earned an annual base salary of $459,638. Dr. Kennedy was also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. In 2020, Dr. Kennedy’s target bonus was set at 40% of his annual base salary.

The employment agreement with Dr. Kennedy also provided that his employment with us was at-will and could have been altered or terminated by either Dr. Kennedy or us at any time. However, if we terminated Dr. Kennedy’s employment without just cause or if he resigned for good reason (other than in connection with a change in control of us), as long as Dr. Kennedy executed a general release in favor of us, he would have been entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

The employment agreement with Dr. Kennedy further provided that if we (or any surviving or acquiring corporation) terminated Dr. Kennedy’s employment without just cause or if he resigned for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Dr. Kennedy executed a general release in favor of us (or any surviving or acquiring corporation), he would have been entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

Dr. Kennedy resigned as our Chief Medical Officer on March 5, 2021.

Employment Agreement with Carl W. Langren

Pursuant to the employment agreement between us and Mr. Langren dated September 30, 2019, Mr. Langren earns an annual base salary, which is subject to annual review and adjustment by our Board. For 2020, Mr. Langren earned an annual base salary of $389,025. Mr. Langren is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. For 2020, Mr. Langren’s target bonus was set at 40% of his annual base salary.

The employment agreement with Mr. Langren also provides that his employment with us is at-will and may be altered or terminated by either Mr. Langren or us at any time. However, if we terminate Mr. Langren’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Mr. Langren executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

The employment agreement with Mr. Langren further provides that if we (or any surviving or acquiring corporation) terminate Mr. Langren’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Mr. Langren executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

Employment Agreement with Bradley J. Powers

Pursuant to the employment agreement between us and Mr. Powers dated September 30, 2019, Mr. Powers earns an annual base salary, which is subject to annual review and adjustment by our Board. For 2020, Mr. Powers earned an annual base salary of $380,000. Mr. Powers is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. For 2020, Mr. Powers’ target bonus was set at 35% of his annual base salary.

The employment agreement with Mr. Powers also provides that his employment with us is at-will and may be altered or terminated by either Mr. Powers or us at any time. However, if we terminate Mr. Powers’ employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Mr. Powers executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

The employment agreement with Mr. Powers further provides that if we (or any surviving or acquiring corporation) terminate Mr. Powers’ employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Mr. Powers executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 32 of this proxy statement.

Confidential Information and Inventions Agreement
Each of our named executive officers has entered into a form agreement with respect to confidential information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Outstanding Equity Awards at December 31, 2020
The following table provides information about outstanding stock options and RSUs held by each of our named executive officers at December 31, 2020. All of these options or RSUs were granted under our 2019 Plan.

	Option Awards						Stock Awards
	Number of Shares Underlying Unexercised Options(1)
Name	(#) Exercisable	(#) Unexercisable (2)		Grant Date	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Richard J. Hawkins	12,706	49,368		4/1/2020	$7.87	3/31/2030	—	—
	9,794	63,132		4/1/2020	$7.87	3/31/2030	—	—
	14,656	4,968		6/27/2019	$1.84	6/26/2029	—	—
				4/1/2020			25,000	892,750
John C. McKew	56	—		8/29/2018	$2.45	8/28/2028	—	—
	9,579	54,167		4/1/2020	$7.87	3/31/2030	—	—
	66,697	—		7/11/2016	$4.82	7/10/2026	—	—
	8,215	1,368		1/18/2018	$2.45	1/17/2028	—	—
	1,254	—		4/1/2020	$7.87	3/31/2030	—	—
	6,485	—		8/29/2018	$2.45	8/28/2028	—	—
	14,993	—		7/11/2016	$4.82	7/10/2026	—	—
				4/1/2020			13,000	464,230
Eugene P. Kennedy, M.D.	—	1,714	(5)	3/1/2019	$16.20	2/28/2029	—	—
	—	1,712	(6)	3/1/2019	$16.20	2/28/2029	—	—
	—	1,712	(7)	3/1/2019	$16.20	2/28/2029	—	—
	—	2,569	(8)	3/1/2019	$16.20	2/28/2029	—	—
	6,250	12,985	(9)	7/31/2019	$15.93	7/31/2026	—	—
	—	2,203		3/1/2019	$16.20	2/28/2029	—	—
	—	26,250		4/1/2020	$7.87	3/31/2030	—	—
	7,500	11,250		4/1/2020	$7.87	3/31/2030	—	—
	2,569	—		3/1/2019	$16.20	2/28/2029	—	—
				4/1/2020			9,000	321,390
Carl W. Langren	—	1,714	(5)	3/1/2019	$16.20	2/28/2029	—	—
	—	1,712	(6)	3/1/2019	$16.20	2/28/2029	—	—
	—	1,712	(7)	3/1/2019	$16.20	2/28/2029	—	—
	—	2,569	(8)	3/1/2019	$16.20	2/28/2029	—	—
	5,078	12,373	(9)	7/31/2019	$15.93	7/31/2026	—	—
	—	15,000		4/1/2020	$7.87	3/31/2030	—	—
	—	2,203		3/1/2019	$16.20	2/28/2029	—	—
	7,500	22,500		4/1/2020	$7.87	3/31/2030	—	—
	6,312	1,762		3/1/2019	$16.20	2/28/2029	—	—
	2,569	—		3/1/2019	$16.20	2/28/2029	—	—
				4/1/2020			9,000	321,390
Bradley J. Powers	—	741	(5)	3/1/2019	$16.20	2/28/2029	—	—
	—	740	(6)	3/1/2019	$16.20	2/28/2029	—	—
	—	740	(7)	3/1/2019	$16.20	2/28/2029	—	—
	—	1,111	(8)	3/1/2019	$16.20	2/28/2029	—	—
	1,897	1,714		3/1/2019	$16.20	2/28/2029	—	—
	687	1,200	(9)	7/31/2019	$15.93	7/31/2026	—	—
	1,834	20,169		4/1/2020	$7.87	3/31/2030	—	—
	4,232	1,322		8/1/2018	$28.53	7/31/2028	—	—
	2,332	665		4/1/2020	$7.87	3/31/2030	—	—

	833	—	3/1/2019	$16.20	2/28/2029	—	—
	1,111	—	3/1/2019	$16.20	2/28/2029	—	—
			4/1/2020			4,500	160,695
(1)	Unless otherwise indicated, these options have a 10-year term and vest in substantially equal monthly installments over a four-year period, subject to the recipient's continued employment with us through such vesting dates.
(2)	This column shows options that were unvested as of December 31, 2020.
(3)	Unless otherwise indicated, these RSUs vest annually over a four-year period, with 25% vesting on each of the first, second, third and fourth anniversaries of grant date, subject to the recipient's continued employment with us through such vesting dates.
(4)	Calculated by multiplying the number of RSUs by $35.71, the closing market price of our common stock on December 31, 2020.
(5)	These options will vest upon an increase of closing share price of the Company’s common stock on the Nasdaq Stock Market by at least 33.33% above exercise price of the stock options, when measured over 30 consecutive calendar days (must occur within four years of the Date of Grant or such shares will be forfeited).
(6)	These options will vest upon an increase of closing share price of the Company’s common stock on the Nasdaq Stock Market by at least 66.66% above exercise price of the stock options, when measured over 30 consecutive calendar days (must occur within four years of the Date of Grant or such shares will be forfeited).
(7)	These options will vest upon an increase of closing share price of the Company’s common stock on the Nasdaq Stock Market by at least 100% above exercise price of the stock options, when measured over 30 consecutive calendar days (must occur within four years of the Date of Grant or such shares will be forfeited).
(8)	These options vest upon enrollment of the first patient in a clinical trial that is registration eligible.
(9)	These options were granted in connection with the forfeiture of previously held options under the stock option exchange program described in more detail and approved by stockholders at our 2019 Annual Meeting.

Potential Payments Upon Termination or Change in Control
Under our 2019 Plan, the vesting of stock options granted to our employees and officers may be accelerated in connection with specified corporate transactions and change in control transactions. Other than as set forth in the tables below, none of our other option grants provide for acceleration of vesting of any options in connection with such a transaction, except for certain options originally granted under our 2000 Equity Incentive Plan that may vest upon a change in control if the acquirer does not assume outstanding option grants. In addition, under our 2010 Non-Employee Directors’ Stock Award Plan, in the event of a change in control, 100% of the shares subject to each Director’s options will vest.

Under the terms of employment agreements with certain of our named executive officers in effect as of December 31, 2020, if we terminate such named executive officer’s employment for “cause” or such named executive officer resigns without “good reason,” such named executive officer is entitled to the following: (i) any salary earned but unpaid prior to termination; (ii) any benefits accrued prior to termination; (iii) all accrued but unused vacation; and (iv) any business expenses that were incurred but not reimbursed as of the date of termination (collectively, the “Accrued Obligations”). Following such termination, vesting of such named executive officer’s then outstanding stock options shall cease on the date of such termination.

Under the terms of employment agreements with such named executive officers, if we terminate such named executive officer’s employment without cause or such named executive officer resigns with good reason (other than in connection with a change in control), and in each case such named executive officer signs a general release and written acknowledgment of his continuing obligations under his confidentiality and inventions assignment agreement with us, such named executive officer is entitled to the following: (i) payment of the Accrued Obligations; (ii) depending on the named executive officer and as described in the tables below, the equivalent of 12 or months of such named executive officer’s base salary as in effect immediately prior to the termination date, payable on the same basis and at the same time as previously paid and subject to employment tax withholdings and deductions; (iii) for certain of the named executive officers and as described in the tables below, a bonus payout equal to the most recent annual bonus paid to the named executive officer or a portion thereof; (iv) depending on the named executive officer and as described in the tables below, payment of such named executive officer’s COBRA premiums for 12 or 6 months to be paid in order for such named executive officer to maintain medical insurance coverage that is substantially equivalent to that which such named executive officer received immediately prior to the termination payment of premiums for his group health insurance and (v) 12 months accelerated vesting of such named executive officer’s equity compensation awards (so such executive becomes vested in the portion of such awards that would have become vested if executive remained employed for 365 days after the termination date) and depending on the named executive officer and as described in the tables below, extension of the window to exercise such options for up to 12 months. In the event that such named executive officer breaches his confidentiality, non-compete or non-solicitation obligations under his confidentiality and inventions assignment agreement with us, the payments described above, except for the Accrued Obligations, shall cease, and we shall have no further obligations to such named executive officer with respect thereto. Our obligation to pay such named executive officer’s COBRA premiums ceases upon such named executive officer’s eligibility for comparable coverage provided by a new employer.

Under the terms of the employment agreements with the named executive officers in effect as of December 31, 2020, if we (or any surviving or acquiring corporation) terminate a named executive officer’s employment without cause or a named executive officer resigns with good reason within one month prior to or 13 months following the effective date of a change in control (either constituting a “Change of Control Termination”), and in each case such named executive officer signs a general release and written acknowledgment of his continuing obligations under his confidentiality and inventions assignment agreement with us, such named executive officer is entitled to the following: (i) payment of the Accrued Obligations; (ii) depending on the named executive officer and as described in the tables below, the equivalent of 24, 18 or 12 months of such named executive officer’s base salary as in effect immediately prior to the termination date, payable on the same basis and at the same time as previously paid and subject to employment tax withholdings and deductions; (iii) depending on the named executive officer and as described in the tables below, a bonus payout equal to two, one and one-half or one times the most recent annual cash bonus paid to the named executive officer; (iv) depending on the named executive officer as described in the tables below, payment of such named executive officer’s COBRA premiums for 24, 18 or 12 months to be paid in order for such named executive officer to maintain medical insurance coverage that is substantially equivalent to that which such named executive officer received immediately prior to the termination payment of premiums for his group health insurance; and (v) we will vest 100% of the shares subject to such named executive officer’s equity compensation awards and such vesting shall occur upon the occurrence of the change of control in the case of a Change of Control Termination occurring prior to the change in control or upon termination in the case of a Change of Control Termination occurring after the change of control. If a named executive officer breaches his confidentiality, non-compete or non-solicitation obligations under his confidentiality and inventions assignment agreement with us, the payments described above, except for the Accrued Obligations, shall cease, and we shall have no further obligations to such named executive officer with respect thereto. Our obligation to pay such named executive officer’s COBRA premiums ceases upon such named executive officer’s eligibility for comparable coverage provided by a new employer.

The following tables reflect the estimated potential payments that would be payable to each named executive officer, upon a termination or change in control of us under the terms of his employment agreement in effect as of December 31, 2020. The amounts shown below reflect only the additional payments or benefits that each named executive officer would have received upon the occurrence of the respective triggering events listed below, but they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was December 31, 2020 and (ii) the stock price was $35.71, which was the per share closing price of our common stock on the NASDAQ Global Market on December 31, 2020.

Richard J. Hawkins	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$896,336	(1)	$1,792,672	(2)
Long-Term Incentives
RSUs and Stock Options (Unvested and Accelerated)	—		4,193,016	(3)(4)	4,193,016	(3)(4)
Benefits and Perquisites
Accrued Obligations	96,923	(5)	96,923	(5)	96,923	(5)
Benefits Continuation	—		19,682	(6)	39,364	(7)
Total Payments Upon Termination	$96,923		$5,205,957		$6,121,975

(1)	Amount represents 12 months of his base salary in effect as of January 1, 2020 and an amount equal to his most recent annual bonus.
(2)	Amount represents 24 months of his base salary in effect as of January 1, 2020 and an amount equal to two times his most recent annual bonus.
(3)	Amount represents the value of unvested RSUs as of December 31, 2020, using the closing price per share of our common stock on December 31, 2020. As per the terms of Mr. Hawkins' employment agreement, the unvested RSUs would accelerate and immediately vest under either a termination without just cause or resignation with good reason or a termination without just cause or resignation with good reason in connection with a change of control.
(4)	Amount represents the value of in-the-money unvested stock options as of December 31, 2020, using the intrinsic value of the options calculated using the spread between the exercise price of each option and the closing price per share of our common stock on December 31, 2020. The number of shares underlying such stock options and the exercise price thereof are reflected in the Outstanding Equity Awards section of this proxy statement.
(5)	Amount represents accrued vacation.
(6)	Amount represents 12 months of COBRA premiums.
(7)	Amount represents 24 months of COBRA premiums.

John C. McKew	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$460,000	(1)	$1,029,066	(2)
Long-Term Incentives
RSUs and Stock Options (Unvested and Accelerated)	—		2,017,739	(3)(4)	2,017,739	(3)(4)
Benefits and Perquisites
Accrued Obligations	64,161	(5)	64,161	(5)	64,161	(5)
Benefits Continuation	—		19,682	(6)	29,523	(7)
Total Payments Upon Termination	$64,161		$2,561,582		$3,140,489

(1)	Amount represents 12 months of his base salary in effect as of January 1, 2020.
(2)	Amount represents 18 months of his base salary in effect as of January 1, 2020 and an amount equal to one and one half times his most recent annual bonus.
(3)	Amount represents the value of unvested RSUs as of December 31, 2020, using the closing price per share of our common stock on December 31, 2020. As per the terms of Dr. McKews' employment agreement, the unvested RSUs would accelerate and immediately vest under either a termination without just cause or resignation with good reason or a termination without just cause or resignation with good reason in connection with a change of control.
(4)	Amount represents the value of in-the-money unvested stock options as of December 31, 2020, using the intrinsic value of the options calculated using the spread between the exercise price of each option and the closing price per share of our common stock on December 31, 2020. The number of shares underlying such stock options and the exercise price thereof are reflected in the Outstanding Equity Awards section of this proxy statement.
(5)	Amount represents accrued vacation.
(6)	Amount represents 12 months of COBRA premiums.
(7)	Amount represents 18 months of COBRA premiums.

Eugene P. Kennedy	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$459,638	(1)	$660,407	(2)
Long-Term Incentives
RSUs and Stock Options (Unvested and Accelerated)	—		1,849,954	(3)(4)	1,849,954	(3)(4)
Benefits and Perquisites
Accrued Obligations	79,553	(5)	79,553	(5)	79,553	(5)
Benefits Continuation(6)	—		—		—
Total Payments Upon Termination	$79,553		$2,389,145		$2,589,914

(1)	Amount represents 12 months of his base salary in effect as of January 1, 2020.
(2)	Amount represents 12 months of his base salary in effect as of January 1, 2020 and an amount equal to his most recent annual bonus.
(3)	Amount represents the value of unvested RSUs as of December 31, 2020, using the closing price per share of our common stock on December 31, 2020. As per the terms of Dr. Kennedy's employment agreement, the unvested RSUs would accelerate and immediately vest under either a termination without just cause or resignation with good reason or a termination without just cause or resignation with good reason in connection with a change of control.
(4)	Amount represents the value of in-the-money unvested stock options as of December 31, 2020, using the intrinsic value of the options calculated using the spread between the exercise price of each option and the closing price per share of our common stock on December 31, 2020. The number of shares underlying such stock options and the exercise price thereof are reflected in the Outstanding Equity Awards section of this proxy statement.
(5)	Amount represents accrued vacation.
(6)	Dr. Kennedy has voluntarily waived COBRA coverage.

Carl W. Langren	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$389,025	(1)	$838,427	(2)
Long-Term Incentives
RSUs and Stock Options (Unvested and Accelerated)	—		1,837,849	(3)(4)	1,837,849	(3)(4)
Benefits and Perquisites
Accrued Obligations	83,790	(5)	83,790	(5)	83,790	(5)
Benefits Continuation	—		13,231	(6)	19,847	(7)
Total Payments Upon Termination	$83,790		$2,323,895		$2,779,913

(1)	Amount represents 12 months of his base salary in effect as of January 1, 2020.
(2)	Amount represents 18 months of his base salary in effect as of January 1, 2020 and an amount equal to 1.5 times his most recent annual bonus.
(3)	Amount represents the value of unvested RSUs as of December 31, 2020, using the closing price per share of our common stock on December 31, 2020. As per the terms of Mr. Langren's employment agreement, the unvested RSUs would accelerate and immediately vest under either a termination without just cause or resignation with good reason or a termination without just cause or resignation with good reason in connection with a change of control.
(4)	Amount represents the value of in-the-money unvested stock options as of December 31, 2020, using the intrinsic value of the options calculated using the spread between the exercise price of each option and the closing price per share of our common stock on December 31, 2020. The number of shares underlying such stock options and the exercise price thereof are reflected in the Outstanding Equity Awards section of this proxy statement.
(5)	Amount represents accrued vacation.
(6)	Amount represents 12 months of COBRA premiums.
(7)	Amount represents 18 months of COBRA premiums.

Bradley J. Powers	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$380,000	(1)	$525,236	(2)
Long-Term Incentives
RSUs and Stock Options (Unvested and Accelerated)	—		872,389	(3)(4)	872,389	(3)(4)
Benefits and Perquisites
Accrued Obligations	65,769	(5)	65,769	(5)	65,769	(5)
Benefits Continuation	—		19,682	(6)	19,682	(6)
Total Payments Upon Termination	$65,769		$1,337,840		$1,483,076

(1)	Amount represents 12 months of his base salary in effect as of January 1, 2020.
(2)	Amount represents 12 months of his base salary in effect as of January 1, 2020 and an amount equal to 1 times his most recent annual bonus.
(3)	Amount represents the value of unvested RSUs as of December 31, 2020, using the closing price per share of our common stock on December 31, 2020. As per the terms of Mr. Powers' employment agreement, the unvested RSUs would accelerate and immediately vest under either a termination without just cause or resignation with good reason or a termination without just cause or resignation with good reason in connection with a change of control.
(4)	Amount represents the value of in-the-money unvested stock options as of December 31, 2020, using the intrinsic value of the options calculated using the spread between the exercise price of each option and the closing price per share of our common stock on December 31, 2020. The number of shares underlying such stock options and the exercise price thereof are reflected in the Outstanding Equity Awards section of this proxy statement.
(5)	Amount represents accrued vacation.
(6)	Amount represents 12 months of COBRA premiums.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
We have not been a party since January 1, 2020 to any transactions, in which the amount involved in the transaction exceeds $120,000 (which is less than 1% of the average of our total assets at the end of the last two completed fiscal years), and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described in more detail in the section entitled "Executive Compensation" beginning on page 26 of this proxy statement.

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our Audit Committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our Audit Committee will review and consider:

•the related person's interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of our receiving payment under the transaction; and
•a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.

Limitation of Liability and Indemnification

Our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by law and permit us to indemnify our officers, employees and other agents as set forth under Delaware law. We will indemnify any such person in connection with a proceeding initiated by such person only if such indemnification is expressly required by law, the proceeding was authorized by our Board, the indemnification is provided by us, in our sole discretion, pursuant to the Delaware General Corporation Law or other applicable law or is otherwise expressly required by our amended and restated bylaws. Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under specified circumstances and subject to specified limitations. Delaware law also permits a corporation not to hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•breach of their duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity. We have obtained directors’ and officers’ liability insurance to cover certain liabilities described above.

We have entered into indemnity agreements with each of our directors that require us to indemnify such persons against any and all expenses, including attorneys’ fees, witness fees, judgments, fines, settlements and other amounts incurred, including expenses of a derivative action, in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was one of our directors, officers or employees, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as our directors.

On or about May 12, 2016, Trevor Abramson filed a putative securities class action lawsuit in the United States District Court for the Southern District of New York (the Court), captioned Abramson v. NewLink Genetics Corp., et al., Case 1:16-cv-3545 (the Securities Action). Subsequently, the Court appointed Michael and Kelly Nguyen as lead plaintiffs and approved their selection of Kahn, Swick & Foti, LLC as lead counsel in the Securities Action. On October 31, 2016, the lead plaintiffs filed an amended complaint asserting claims under the federal securities laws against the Company, the Company’s Chief Executive Officer Charles J. Link, Jr., and the Company’s Chief Medical Officer and President Nicholas Vahanian (collectively, the Defendants). The amended complaint alleges the Defendants made material false and/or misleading statements that caused losses to the Company’s investors. The Defendants filed a motion to dismiss the amended complaint on July 14, 2017. On March 29, 2018, the Court dismissed the amended complaint for failure to state a claim, without prejudice, and gave the lead plaintiffs until May 4, 2018 to file any amended complaint attempting to remedy the defects in their claims. On May 4, 2018, the lead plaintiffs filed a second amended complaint asserting claims under the federal securities laws against the Defendants. Like the first amended complaint, the second amended complaint alleges that the Defendants made material false and/or misleading statements or omissions relating to the Phase 2 and 3 trials and efficacy of the product candidate algenpantucel-L that caused losses to the Company’s investors. The lead plaintiffs do not quantify any alleged damages in the second amended complaint but, in addition to attorneys’ fees and costs, they sought to recover damages on behalf of themselves and other persons who purchased or otherwise acquired the Company’s stock during the putative class period of September 17, 2013 through May 9, 2016, inclusive, at allegedly inflated prices and purportedly suffered financial harm as a result. The Defendants filed a motion to dismiss the second amended complaint on July 31, 2018. On February 13, 2019, the Court dismissed the second amended complaint for failure to state a claim, with prejudice, and closed the case. On March 14, 2019, lead plaintiffs filed a notice of appeal. The briefing on lead plaintiffs' appeal was completed in early July 2019 and oral argument before the Second Circuit Court of Appeals was held on October 21, 2019. In an opinion dated July 13, 2020, the Second Circuit Court of Appeals affirmed the district court’s dismissal of the second amended complaint in part, vacated the district court’s dismissal of the second amended complaint in part, and remanded the matter to the district court for further proceedings. On August 6, 2020, the Defendants filed a Petition for Rehearing en banc requesting reconsideration of portions of the opinion from the Second Circuit Court of Appeals. The Second Circuit Court of Appeals denied the Petition on September 8, 2020 and issued a mandate to the district court (the Court for the Southern District of New York) on September 15, 2020. On December 16, 2020, the Company reached a settlement in principle to fully resolve the Securities Action, and on February 1, 2021, a motion for preliminary approval of the settlement was filed in the Court for the Southern District of New York. On February 25, 2021 the Court for the Southern District of New York denied the motion for preliminary approval and directed the parties to re-submit the motion with certain revisions. On March 24, 2021 the parties re-submitted the motion for preliminary approval. The parties’ agreement, which remains subject to court approval and certain other conditions, provides in part for a $13.5 million settlement payment in exchange for the dismissal and a release of all claims against the Defendants in connection with the Securities Action. The full amount of the settlement payment is expected to be paid by the Company’s insurance provider under its insurance policy.

On or about April 26, 2017, Ronald Morrow filed a shareholder derivative lawsuit on behalf of the Company in the United States District Court for the Southern District of New York, or the Court, against the Company’s Chief Executive Officer Charles J. Link, Jr., the Company’s Chief Medical Officer and President Nicholas Vahanian, and Company directors Thomas A. Raffin, Joseph Saluri, Ernest J. Talarico, III, Paul R. Edick, Paolo Pucci, and Lota S. Zoth (collectively, the Morrow Defendants), captioned Morrow v. Link., et al., Case 1:17-cv-03039 (the Morrow Action). The complaint alleges that the Morrow Defendants caused the Company to issue false statements in its 2016 proxy statement regarding risk management and compensation matters in violation of federal securities law. The complaint also asserts state law claims against the Morrow Defendants for breaches of fiduciary duties, unjust enrichment, abuse of control, insider trading, gross mismanagement, and corporate waste, alleging that the Morrow Defendants made material misstatements or omissions related to the Phase 2 and 3 trials and efficacy of the product candidate algenpantucel-L, awarded themselves excessive compensation, engaged in illegal insider trading, and grossly mismanaged the Company. The plaintiff does not quantify any alleged damages in the complaint but seeks restitution for damages to the Company, attorneys’ fees, costs, and expenses, as well as an order directing that proposals for strengthening board oversight be put to a vote of the Company’s shareholders. The language for such proposals is not specified in the complaint. The plaintiff also contemporaneously filed a statement of relatedness, informing the Court that the Morrow Action is related to Abramson v. NewLink Genetics Corp., et al., Case 1:16-cv-3545. On May 19, 2017, the plaintiff dismissed the Morrow Action without prejudice. Also on May 19, 2017, plaintiffs’ counsel in the Morrow Action filed a new shareholder derivative complaint that is substantively identical to the Morrow Action, except that the plaintiff is Rickey Ely. The latter action is captioned Ely v. Link, et al., Case 17-cv-3799, or the Ely Action. By agreement of the parties and orders dated June 26, 2017 and March 20, 2019, the Court for the Southern District of New York temporarily stayed the Ely Action until the Securities Action is dismissed or otherwise finally resolved. The Company disputes the claims in the Ely Action and intends to defend against them vigorously.

At present, other than the previously mentioned matters, there is no pending litigation or proceeding involving any or our directors or officers for which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted by directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER INFORMATION

Stockholder Communications with Our Board of Directors

    Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. This information is available on our website at www.lumos-pharma.com in the “Investors & Media - Corporate Governance - Contact the Board” section.

Stockholder Proposals and Nominations of Directors

Stockholders who wish to submit a proposal for our 2022 Annual Meeting of Stockholders must submit any such proposal by December 6, 2021, to Corporate Secretary, Lumos Pharma, Inc., 4200 Marathon Boulevard #200, Austin, TX 78756. If you wish to submit a director nomination or a proposal at next year’s annual meeting that is not to be included in next year’s proxy materials, you must do so by no later than the close of business on February 18, 2022, nor earlier than the close of business on January 19, 2022, and you must comply with the requirements of Section 5(b) in our Bylaws, including submitting written notice to our Corporate Secretary as set forth above.

The Company has not yet selected the date of the annual meeting of stockholders for next year, but is considering holding the meeting in May 2022. If the date of the 2022 annual meeting is advanced or delayed more than 30 days before or after the anniversary of the date of this Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such 2022 annual meeting and not later than the close of business on the later of the 90th day prior to such 2022 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, a representation that the nominating stockholder is a beneficial or record holder of our common stock and such other information as is required under Section 5(b) of our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Lumos stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Lumos. Direct your written request to Corporate Secretary, Lumos Pharma, Inc., 4200 Marathon Boulevard #200, Austin, TX 78756 or contact our Corporate Secretary at (512) 215-2630. We undertake to promptly deliver, upon written or oral request, a separate copy of our Notice of Internet Availability of Proxy Materials to stockholders at a shared address to which a single copy of such documents was delivered. Stockholders who currently receive multiple copies of Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Carl W. Langren
Carl W. Langren
Chief Financial Officer
April 6, 2021
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Lumos Pharma, Inc., 4200 Marathon Boulevard #200, Austin TX 78756.

LUMOS PHARMA, INC.
4200 MARATHON BLVD., SUITE 200
AUSTIN, TX 78756

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LUMO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42283-P53518 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUMOS PHARMA, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Withhold
1a. Chad A. Johnson	☐	☐
1b. Lota S. Zoth	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

D42284-P53518

LUMOS PHARMA, INC.
Annual Meeting of Stockholders
May 19, 2021 11:00 AM CT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Carl W. Langren, Bradley J. Powers and Ryan D. Trytten, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LUMOS PHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, CT on May 19, 2021, via www.virtualshareholdermeeting.com/LUMO2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side